Exhibit 32.2

 CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Bank Mutual Corporation (the “Company”) on Form 10-K for the year ended December 31, 2014 as filed with the Securities and Exchange Commission on or about the date hereof (the “Report”), I, Michael W. Dosland, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2003, that to the best of my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Michael W. Dosland
Michael W. Dosland
Senior Vice President and Chief Financial Officer
March 6, 2015

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Bank Mutual Corporation and will be retained by Bank Mutual Corporation and furnished to the Securities and Exchange Commission or its staff upon request.